SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 19, 2001

Wolverine World Wide, Inc.
(Exact name of registrant as
specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6024 (Commission File Number)	38-1185150 (IRS Employer Identification no.)

9341 Courtland Drive Rockford, Michigan (Address of principal executive offices)		49351 (Zip Code)

Registrant's telephone number,
including area code:  (616) 866-5500

Item 9.          Regulation FD Disclosure.

                    On March 19, 2001, Wolverine World Wide, Inc. has made its 2000 annual report accessible via its company web site at www.wolverineworldwide.com. To access the current annual report from the company web site click "For investors" and then click "Annual Reports." You may then select this year's annual report, which is available in PDF format. This Report is furnished, not filed.

SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized .

Dated: March 19, 2001	WOLVERINE WORLD WIDE, INC. (Registrant)

By:/s/ Blake W. Krueger
Blake W. Krueger Executive Vice President, General Counsel and Secretary